                          AMERITECH CORPORATE RESOURCE
                               SEVERANCE PAY PLAN
                               ------------------

           (As Amended and Restated Effective as of December 1, 1995)

                          AMERITECH CORPORATE RESOURCE
                               SEVERANCE PAY PLAN
                               ------------------

                               TABLE OF CONTENTS
                               -----------------

SECTION                                                                   PAGE
-------                                                                   ----

    1     General
                History and Purpose                                         1
                Subsidiaries, Affiliates and Employers                      1
                Plan Administration                                         1
                Source of Payments                                          1
                Notices                                                     2
                Gender and Number                                           2
                Action by Employers                                         2

    2     Participation                                                     2
                Participation                                               2
                Cessation of Participation                                  2

    3     Employment After a Change in Control                              2
                Change in Control                                           2
                Employment After Change in Control                          4

    4     Severance Benefits                                                5
                Entitlement to Severance Benefits                           5
                Cause                                                       5
                Disability                                                  5
                Termination for Good Reason                                 5
                Severance Benefits                                          6
                Reduction for Other Severance Payments                      7
                Tax Limitations                                             7
                Mitigation and Set-Off                                      7
                Non-Alienation                                              7
                Withholding                                                 8

    5     Enforcement                                                       8
                Governing Laws                                              8
                Arbitration of All Disputes                                 8
                Reimbursement of Costs and Expenses                         8

    6     Amendment or Termination                                          8
                Amendments and Terminations                                 8
                Participant Rights                                          9
                Successors                                                  9

                          AMERITECH CORPORATE RESOURCE
                               SEVERANCE PAY PLAN
                               ------------------

           (As Amended and Restated Effective as of December 1, 1995)

                                   SECTION 1
                                   ---------

                                    General
                                    -------

     1.1.  History and Purpose.  The Ameritech Corporate Resource Severance
Pay Plan (the "Plan") was established by Ameritech Corporation, a Delaware corporation (the "Company"), effective as of January 1, 1989 to promote the long-term financial interests of the Company and its shareholders by (i) providing the executives of the Company and its Subsidiaries and Affiliates with assurances of fair and equitable treatment as well as severance benefits consistent with competitive practices in the event of a Change in Control of the Company and (ii) reducing the risk of departures and distractions of key executives in a Change in Control situation which would be detrimental to the Company and its shareholders. The following provisions constitute an amendment, restatement and continuation of the Plan, effective as of December 1, 1995.

     1.2. Subsidiaries, Affiliates and Employers. The term "Subsidiary" means any corporation of which the Company directly or indirectly owns at least 50% of the combined voting power of all classes of stock entitled to vote. The term "Affiliate" means any corporation other than a Subsidary, which would be a member of a controlled group of corporations with the Company under Section 1563(a) of the Internal Revenue Code of 1986, as amended (the "Code"). The Company and each Subsidiary and Affiliate which, with the consent of the Company, adopts the Plan, are referred to below, collectively, as the "Employers" and individually as an "Employer."

     1.3. Plan Administration. The authority to control and manage the operation and administration of the Plan shall be vested in the Ameritech Severance Pay Plan Committee, the members of which shall be appointed by, and may be removed by, the Chairman of the Company (the "Committee"). The Committee shall have the power to adopt rules and regulations and prescribe forms for carrying out the purposes and provisions of the Plan. The Committee has the exclusive right and discretion to interpret the provisions of the Plan and the entitlement to benefits under the Plan. Any decision made by the Committee on any matter within its discretion is conclusive, final and binding on all persons, and not subject to further review. The Committee shall grant or deny claims for benefits under the Plan and authorize disbursements. Adequate notice, pursuant to applicable law and prescribed Company practices, shall be provided in writing to any Participant whose claim has been denied, setting forth the specific reasons for such denial. The review and appeal procedures for any Participant whose claim has been denied shall also be the responsibility of the Committee.

     1.4. Source of Payments. The obligations of the Employers under the Plan are solely contractual, and any amount payable under the terms of the Plan shall be paid from the general assets of the Employers or from one or more trusts, the assets of which are subject to the claims of the Employers' general creditors.

     1.5. Notices. Any notice or document required to be given under the Plan shall be considered to be given if delivered or mailed by registered mail, postage prepaid, if to an Employer, to the Secretary of such Employer at the Employer's principal business address or, if to a Participant, at the last address of such Participant filed with the Employer.

     1.6. Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

     1.7. Action by Employers. Any action required or permitted to be taken by any Employer under the Plan shall be by resolution of its Board of Directors (or, if such Employer does not have a Board of Directors and is managed by its shareholder or shareholders, of such shareholder or shareholders) or by writing of a duly authorized officer of the Employer.


                                   SECTION 2
                                   ---------

                                 Participation
                                 -------------

     2.1. Participation. The following individuals shall be Participants in the Plan:

     (a) Any management employee on the active roll of an Employer who has attained any of salary grades CR 1 through 9; and

     (b) Any management employee on the active roll of an Employer who is an attorney who has attained either of salary grades IV or V.

     2.2. Cessation of Participation. An employee shall cease to be a Participant in, or have any rights under, the Plan as of the date, if any, prior to a Change in Control on which he ceases to be a member of a class of employees designated as Participants in accordance with subsection 2.1. All employees of an Employer other than the Company shall cease to be Participants in, or have any rights under, the Plan as of the date, if any, on which the Employer ceases to be a Subsidiary or Affiliate prior to a Change in Control.


                                   SECTION 3
                                   ---------

                      Employment After a Change in Control
                      ------------------------------------

     3.1. Change in Control. For purposes of determining the rights of any Participant under the Plan, the term "Change in Control" means a change in the beneficial ownership of the

Company's voting stock or a change in the composition of the Company's Board of Directors which occurs as follows:

     (a) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) other than:

            (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company; or

           (ii) the Participant or any person acting in concert with the Participant;

          is or becomes a beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of stock of the Company representing 20% or more of the total voting power of the Company's then outstanding stock; provided, however, that this paragraph (a) shall not apply to any tender offer made pursuant to an agreement with the Company approved by the Company's Board of Directors and entered into before the offeror has become a beneficial owner of stock of the Company representing 5% or more of the combined voting power of the Company's then outstanding stock;

     (b) a tender offer is made for the stock of the Company, and the person making the offer owns or has accepted for payment stock of the Company representing 20% or more of the total voting power of the Company's then outstanding stock; provided, however, that this paragraph (b) shall not apply to any tender offer made pursuant to an agreement with the Company approved by the Company's Board of Directors and entered into before the offeror has become a beneficial owner of stock of the Company representing 5% or more of the combined voting power of the Company's then outstanding stock;

     (c) during any period of 24 consecutive months there shall cease to be a majority of the Board of Directors comprised as follows: individuals who at the beginning of such period constitute the Board of Directors and any new director(s) whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved; or

     (d) the stockholders of the Company approve a merger or consolidation of the Company with any other company other than:

            (i) a merger or consolidation which would result in the Company's voting stock outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting stock of the surviving entity) more than 70% of the combined voting power of the

                 Company's or such surviving entity's outstanding voting stock immediately after such merger or consolidation; or

           (ii) a merger or consolidation which would result in the directors of the Company who were directors immediately prior thereto continuing to constitute at least 50% of the directors of the surviving entity immediately after such merger or consolidation.

For purposes of paragraph (d) above, the phrase "surviving entity" shall mean only an entity in which all of the Company's stockholders who are stockholders immediately before the merger or consolidation (other than stockholders exercising dissenter rights) become stockholders by the terms of the merger or consolidation, and the phrase "directors of the Company who were directors immediately thereto" shall not include (A) any director of the Company who was designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph (a) or paragraph (d) above, or (B) any director who was not a director at the beginning of the 24 consecutive-month period preceding the date of such merger or consolidation, unless his election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors who were directors before the beginning of such period.

     3.2. Employment After Change in Control. During such period of time as a Participant is actually employed by an Employer during the 24-consecutive-month period immediately following a Change in Control, the Participant's duties, responsibilities and authorities shall not be materially diminished by the Employer and the Participant shall be compensated by such Employer as follows:

     (a) he shall receive a base annual salary at a rate which is not less than his base annual salary rate in effect immediately prior to the Change in Control;

     (b) he shall be entitled to participate in short-term and long-term cash-based incentive compensation plans which, in the aggregate, provide bonus opportunities which are not materially less favorable than the opportunities provided to the Participant under all such plans in which he was participating prior to the Change in Control;

     (c) he shall be eligible to participate in stock option, stock appreciation rights, performance awards, restricted stock and other equity-based incentive compensation plans on a basis not materially less favorable than that applicable to him immediately prior to the Change in Control; and

     (d) he shall be entitled to receive employee benefits (including, but not limited to, tax-qualified and non-qualified pension and savings plan benefits, medical insurance, disability income protection, life insurance coverage and death benefits) and perquisites which are not materially less favorable than the employee benefits and perquisites to which the Participant would be entitled under the Employer's employee benefit plans and perquisites as in effect immediately prior to the Change in Control.


                                   SECTION 4
                                   ---------

                               Severance Benefits
                               ------------------

     4.1. Entitlement to Severance Benefits. Subject to the following provisions of this Section 4, a Participant shall be entitled to receive severance benefits determined in accordance with subsection 4.5 if the Participant's employment with an Employer is terminated:

     (a) during the 24-consecutive-month period immediately following a Change in Control either by his Employer for reasons other than Cause (as defined in subsection 4.2) or Disability (as defined in subsection 4.3) or by the Participant because of Good Reason (as defined in subsection 4.4); or

     (b) by the Participant for any reason during the thirty-day period beginning on the first anniversary of a Change in Control.

     4.2. Cause. For purposes of this Plan, the term "Cause" means a Participant willfully engaging in conduct materially injurious to an Employer or the willful and continual failure by a Participant to substantially perform the duties assigned to him in accordance with subsection 3.2 (other than any failure resulting from the Participant's incapacity due to physical injury or illness or mental illness), which failure has not been corrected by the Participant within 30 days after receipt of a written notice from the Chief Executive Officer or Board of Directors of the Employer (or, if the Employer does not have a Board of Directors and is managed by its shareholder or shareholders, then from such shareholder or shareholders owning a majority of the voting stock of the Employer) specifying the manner in which the Participant has failed to perform such duties. No act, or failure to act, by a Participant shall be deemed "willful" unless done, or omitted to be done, not in good faith and without reasonable belief that such action or omission was in the best interest of the Employer.

     4.3. Disability. For purposes of this Plan, the term "Disability" means an incapacity, due to physical injury or illness or mental illness, causing a Participant to be unable to perform his duties for an Employer on a full-time basis for a period of at least six consecutive months.

     4.4. Termination for Good Reason. For purposes of this Plan, a termination because of "Good Reason" means a resignation by a Participant following the occurrence of:

     (a) a material diminishment in the duties, responsibilities or authorities of the Participant;

     (b) a failure by the Participant's Employer to compensate the Participant in accordance with the provisions of subsection 3.2;

     (c) the relocation of the Participant's office to a location more than fifty miles from the location of his office immediately prior to the Change in Control;

     (d) a reasonable determination by the Participant that, as a result of a Change in Control and a change in circumstances thereafter significantly affecting his position, he is unable to exercise the authorities, powers, functions or duties attached to his position and contemplated by subsection 3.2; or

     (e) the failure of the Company to obtain a satisfactory agreement from any successor to assume and agree to perform this Plan as contemplated by subsection 6.3.

     4.5. Severance Benefits. If a Participant becomes entitled to severance benefits in accordance with the provisions of subsection 4.1 he shall continue to receive medical insurance, disability income protection, life insurance protection and death benefits, and perquisites (all as described in paragraph 3.2(d)) for a period of not less than the 24 consecutive months immediately following the date of his termination of employment. If at the time of such a Participant's termination of employment, he is a Participant in the Ameritech Key Management Life Insurance Plan ("KMLIP") and/or the Ameritech Estate Preservation Plan ("EPP") and is not then "retirement eligible" as defined in the KMLIP and the EPP, the Company shall contribute on the Participant's behalf, for a period of not less than the 24 consecutive months immediately following the date of his termination of employment, such amount as the Company in its sole discretion shall determine to be needed to maintain the Participant's death benefit under the KMLIP and/or the EPP for that period. Any Participant described in the first sentence of this subsection 4.5 shall be further entitled to a lump sum payment in cash no later than ten business days after the date of termination equal to the sum of:

     (a) an amount equal to two times the Participant's base annual rate of salary as of the date of the Change in Control;

     (b) an amount equal to two times the Participant's target short-term incentive amount and other bonuses payable for the calendar year immediately preceding the date of the Change in Control;

     (c) the actuarial equivalent of the additional pension benefits which the Participant would have accrued under the terms of the Ameritech Management Pension Plan, the Ameritech Corporate Resource Supplemental Pension Plan and each other tax-qualified or non-qualified defined benefit pension plan maintained by the Employer (determined without regard to any termination or any amendment adversely affecting the Participant which is adopted on or after a Change in Control or in contemplation of a Change in Control) if, on the date of termination, the Participant (i) was credited for benefit accrual purposes with two additional years of service and two additional years of compensation at his annual base salary rate and target short-term incentive award in effect on the date of the Change in Control and (ii) was two years older than his actual age on such date;

          provided, however, that the additional service, compensation and age credits under this paragraph (c) shall, to the extent permitted by law, be proportionately reduced for any Participant who, on the date of termination, is at least age 63 and eliminated for any Participant who, on the date of termination, is at least age 65. For purposes of this subparagraph (c), actuarial equivalence shall be determined in accordance with the terms of the Ameritech Corporate Resource Supplemental Pension Plan for purposes of lump sum payments under that plan, but without regard to any amendment of that plan, adopted on or after a Change in Control or in contemplation of a Change in Control which would reduce the amount of such lump sum payment.

     4.6. Reduction for Other Severance Payments. The amount of Severance Benefits to which a Participant is otherwise entitled upon a termination of employment under the foregoing provisions of this Section 4 shall be reduced by the amount, if any, of any other severance payments actually paid by reason of such termination to the Participant by an Employer under a plan which provides severance benefits only.

     4.7. Tax Limitations. If any payments under this Plan, after taking into account all other payments to which a Participant is entitled from any Employer or Affiliate thereof, are more likely than not to result in a loss of a deduction to the Employer by reason of section 280G of the Code, or any successor provision to that section, such payments shall be reduced by the least amount required to avoid such loss of deduction. If the Participant and the Employer shall disagree as to whether a payment under this Section 4 is more likely than not to result in the loss of a deduction, the matter shall be resolved by an opinion of tax counsel chosen by the Company's independent auditors. The Employer shall pay the fees and expenses of such counsel, and shall make available such information as may be reasonably requested by such counsel to prepare the opinion. If, by reason of limitations of this subsection 4.7, the maximum amount payable to the Participant under this Section 4 cannot be determined prior to the due date for such payment, the Employer shall pay on the due date the minimum amount which it in good faith determines to be payable and shall pay the remaining amount, with interest calculated at the rate prescribed by section 1274 (b) (2) (B) of the Code, as soon as such remaining amount is determined in accordance with this subsection 4.7. Tax counsel selected in accordance with this subsection shall have no liability to the Employers, or Participants or any other person for any action taken in good faith.

     4.8. Mitigation and Set-Off. No Participant shall be required to mitigate the amount of any payment provided for in this Plan by seeking other employment or otherwise. The Employers shall not be entitled to set off against the amounts payable to any Participant under this Plan any amounts owed to the Employers by the Participant, any amounts earned by the Participant in other employment after termination of his employment with the Employer, or any amount which might have been earned by the Participant in other employment had he sought such other employment.

     4.9. Non-Alienation. Participants shall not have any right to pledge, hypothecate, anticipate or in any way create a lien upon any amounts provided under this Plan; and no benefits payable hereunder shall be assignable in anticipation of payment either by voluntary or involuntary acts or by operation of law. Nothing in this subsection shall limit a Participant's rights or powers to dispose of his property by will or limit any rights or powers which his executor or administrator would otherwise have.

     4.10. Withholding. All payments to a Participant under this Plan will be subject to all applicable withholding of state and federal taxes.


                                   SECTION 5
                                   ---------

                                  Enforcement
                                  -----------

     5.1. Governing Laws. The Plan shall be construed and administered in accordance with the internal laws of the State of Illinois to the extent that such laws are not preempted by the laws of the United States.

     5.2. Arbitration of All Disputes. Any controversy or claim arising out of or relating to this Plan shall be settled by arbitration in the city in which the principal executive offices of his Employer are located (disregarding any transfer of such offices after a Change in Control), by three arbitrators, one of whom shall be appointed by the Company, one by the Participant and the third of whom shall be appointed by the first two arbitrators. If the first two arbitrators cannot agree on the appointment of a third arbitrator, then the third arbitrator shall be appointed by the Chief Judge of the United States Court of Appeals for such location. The arbitration shall be conducted in accordance with the rules of the American Arbitration Association, except with respect to the selection of arbitrators which shall be as provided in this subsection 5.2. Judgment upon the awarded rendered by the arbitrators may be entered in any court having jurisdiction thereof.

     5.3. Reimbursement of Costs and Expenses. In the event that it shall be necessary or desirable for a Participant to retain legal counsel or incur other costs and expenses in connection with enforcement of his rights under the Plan, his Employer shall pay (or the Participant shall be entitled to recover from the Employer, as the case may be) his reasonable attorneys' fees and costs and expenses in connection with enforcement of his rights (including the enforcement of any arbitration award in court). Payments shall be made to the Participant at the time such fees, costs and expenses are incurred. If, however, the arbitrators shall determine that, under the circumstances, payment by the Employer of all or a part of any such fees, costs and expenses would be unjust, the Participant shall repay such amounts to the Employer in accordance with the order of the arbitrators.

                                   SECTION 6
                                   ---------

                            Amendment or Termination
                            ------------------------

     6.1. Amendments and Terminations. Subject to the provisions of subsection 6.2:

     (a) the Company's Senior Vice President - Human Resources, or such other officer of the Company as may from time to time be primarily responsible for human resource matters, may, with the concurrence of the Company's Executive Vice President and General Counsel, make minor or administrative amendments to the Plan;

     (b) the Board of Directors of any Employer (or, if such Employer does not have a Board of Directors and is managed by its shareholder or shareholders, then such shareholder or shareholders) may terminate or, with the consent of the Company's Board of Directors, amend the Plan as applied to it at any time; and

     (c) the Company's Board of Directors may terminate the Plan as applied to it or as applied to each Employer at any time.

     6.2. Participant Rights. No amendment or termination of the Plan which would directly or indirectly adversely affect any Participant shall be effective if adopted after a Change in Control or during the one-year period immediately preceding a Change in Control.

     6.3. Successors. The obligations of each Employer under the Plan shall be binding upon any assignee or successor in interest thereto. No Employer shall merge or consolidate with any other corporation, or liquidate or dissolve, without making suitable arrangements for the payment of any benefits which are or may become payable under the Plan.